Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

Date of Issuance
$[__]	[__], 2025

FOR VALUE RECEIVED, AT Umbrella LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to the order of Andersen Aggregator LLC (the “Noteholder”), the principal sum of $[__], which represents an amount equal to the Balance (as defined below), together with interest thereon as stated herein from the date of this Promissory Note (the “Note”). The Company and the Noteholder are referred to herein as the “Parties”.

1. Definitions; Interpretation.

1.1 Capitalized terms used herein shall have the meanings set forth in this Section 1.1.

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Andersen Group” means Andersen Group Inc, a Delaware corporation.

“Andersen Tax” means Andersen Tax LLC, a Delaware limited liability company.

“Aggregator” means Andersen Aggregator LLC, a Delaware limited liability company.

“Applicable Rate” means an interest rate per annum equal to [[●] (●)%].

“Balance” means the aggregate sum of the principal amounts of the Member Notes.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Company” has the meaning set forth in the introductory paragraph.

“Default” means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6, would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of [•], 2025 and as amended from time to time.

“Managing Member” has the meaning set forth in the LLC Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Company; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Company’s ability to perform any of its material payment obligations hereunder.

“Maturity Date” means the earlier of (a) [December 10, [●]] and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Member Notes” means those certain [[●]-Year] Capital Account Promissory Notes issued by either MD Entity on or about the issuance date of this Note.

“MD Entity” means each of MD Management LLC, a Delaware limited liability company, and MD Investment LLC, a Delaware limited liability company.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Note” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Payment” has the meaning set forth in Section 2.1 hereof.

“Payment Date” means the tenth (10th) day of the last month of each calendar quarter commencing on the first such date in the first calendar quarter to occur after the issuance of this Note (such first date, the “Initial Payment Date”). For example, if the issuance of this Note were to occur on , the Initial Payment Date would be March 10, 2026.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Payments and Payment Dates.

2.1 Payment Dates. This Note shall be amortized over [[●] (●)] years bearing simple interest at the Applicable Rate from the date hereof. Subject to Section 5.03(a) of the LLC Agreement, equal quarterly payments of principal and the applicable amount of accrued interest (each, a “Payment”) shall be due and payable beginning as of the Initial Payment Date and commencing on each Payment Date thereafter until [December 10, [●]], provided that all amounts outstanding under this Note, including all accrued and unpaid interest and other amounts payable under the Note, shall be due and payable on the Maturity Date, unless otherwise provided in Section 7.

2.2 Optional Prepayments. The Company may prepay the outstanding principal balance due under this Note in whole or in part at any time or from time to time without penalty or premium. Unless otherwise agreed in writing by the Noteholder, any early partial prepayment of principal shall be applied to the outstanding installments of principal due under this Agreement in the inverse order of their maturities, such that the last maturing principal installment(s) shall be reduced first, and will not relieve the Company of its obligation to continue to make regularly scheduled Payments under the above payment schedule.

2.3 Balance Adjustment.

(a) Notwithstanding anything to the contrary herein, the Company and the Noteholder acknowledge and agree that, the Balance, which represents the principal amount of this Note, may be correspondingly increased or reduced in such amount to reflect any adjustment to the principal amount of the Member Notes pursuant to Section 2.4 of any Member Note, as is reasonably determined by the Managing Member (such adjustment, the “Balance Adjustment”). The Balance Adjustment must occur, if at all, on or prior to December 31, 2025. Upon the occurrence of a Balance Adjustment, the adjusted Balance and principal amount shall be recalculated by the Managing Member. Such recalculation of the adjusted Balance and principal amount shall be final and binding absent manifest error; and

(b) Notwithstanding anything to the contrary herein, the Company and the Noteholder acknowledge and agree that, the Balance, which represents the principal amount of this Note, may also be correspondingly increased or reduced in such amount to reflect any adjustment to the principal amount of the Member Notes pursuant to Section 2.3 of any Member Note, as is reasonably determined by the Managing Member (such adjustment, the “Forfeiture Balance Adjustment”). Upon the occurrence of a Forfeiture Balance Adjustment, the adjusted Balance and principal amount shall be recalculated by the Managing Member. Such recalculation of the adjusted Balance and principal amount shall be final and binding absent manifest error.

2.4 Tax Distributions. To the extent the Company makes tax distributions pursuant to the terms of the LLC Agreement (or the limited liability company agreement or other governing agreement of any such successor) to the Noteholder in Noteholder’s capacity as an economic interest holder of the Company and such tax distributions are with respect to income or gain allocations attributable to the Note Payments, such tax distributions shall be treated as a prepayment of amounts otherwise payable to the Noteholder as Payments hereunder pursuant to Section 2.2 of this Note.

2.5 Tax Acknowledgement. The Company and the Noteholder acknowledge and agree that, notwithstanding anything to the contrary set forth herein, for U.S. federal income tax purposes and applicable state income tax purposes, this Note is intended to be treated as equity of the Company.

3. Interest.

3.1 Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the principal balance on the day on which the Note is issued, and shall not accrue on the principal balance for the day on which it is paid.

3.2 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the principal balance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Company under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

4. Payment Mechanics.

4.1 Manner of Payments. All Payments shall be made in lawful money of the United States of America no later than 5:00 PM (California time) on the date sixty (60) days following the day on which such Payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Company from time to time at least fifteen (15) Business Days prior to the applicable Payment Date.

4.2 Business Day Convention. Whenever any Payment to be made hereunder shall be due on a day that is not a Business Day, such Payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.3 Rescission of Payments. If at any time any Payment made by the Company under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, the Company’s obligation to make such Payment shall be reinstated as though such Payment had not been made.

5. Representations and Warranties. The Company hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1 Existence; Power and Authority. The Company (a) is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, and (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization; Execution and Delivery. The execution and delivery of this Note by the Company and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with all applicable Laws. The Company has duly executed and delivered this Note.

5.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority is required in order for the Company to execute, deliver, or perform any of its obligations under this Note.

5.4 No Violations. The execution and delivery of this Note and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Company or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Company may be bound, except in either such case to the extent that such violation or default would not reasonably be expected to have a Material Adverse Effect.

5.5 Enforceability. The Note is a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

6.1 Failure to Pay. The Company fails to pay any Payment pursuant to the terms and conditions of Sections 2.1 and 2.2.

6.2 Breach of Representations and Warranties. Any representation or warranty made by the Company to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

6.3 Bankruptcy.

(a) The Company commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Company any case, proceeding, or other action of a nature referred to in Section 6.3(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days;

(c) There is commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ten (10) days from the entry thereof;

(d) The Company takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6.3(a), Section 6.3(b), or Section 6.3(c) above; or

(e) The Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

7. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at their option, by written notice to the Company declare the entire principal amount of the Note, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or exercise any or all of their rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 6.3 shall occur, the principal of and accrued interest on the Balance shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

8. Subordination. The indebtedness evidenced by the Notes are subordinated in right of payment to the prior payment in full of any Senior Indebtedness of the Company or Andersen Tax now existing or hereafter arising. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (a) indebtedness of the Company or Andersen Tax to banks or other lending institutions regularly engaged in the business of lending money and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

9. Miscellaneous.

9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.1):

(i) If to the Company:

333 Bush Street, Suite 1700

San Francisco, CA 94104

Attention: Chief Executive Officer and Chief Legal Officer

(ii) If to the Noteholder, the address set forth on the books and records of the Company as maintained in good faith by the Managing Member.

9.2 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles thereof.

9.3 Submission to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Note or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

9.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.5 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

9.6 Successors and Assigns. This Note may not be assigned or transferred by the Noteholder to any Person unless such assignment or transfer is approved in advance in writing by the Company; provided, that, for the avoidance of doubt, the Company may withhold such approval if such assignment or transfer does not constitute a private transfer described in Treasury Regulations Section 1.7704-1(e) or if such assignment or transfer would otherwise pose a material risk that the Company would be a “publicly traded partnership” as that term is defined in Section 7704 of the Internal Revenue Code of 1986 (as amended) and the Treasury Regulations promulgated thereunder, in each case, as determined by the Managing Member in its discretion. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns. Furthermore, the Company may assign or transfer this Note, in whole or in part, (a) to any wholly-owned subsidiary of the Company, or (b) to any entity in which the equity holders of the Company, immediately prior to such assignment or transfer, continue to hold, directly or indirectly, a majority of the voting power of the transferee entity immediately following such assignment or transfer.

9.7 Waiver of Notice. The Company hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

9.8 Amendments and Waivers. Any provision of this Note may be amended, waived or modified only upon the written consent of (a) the Company, (b) Andersen Group and (c) Aggregator.

9.9 No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.10 Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

9.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

9.12 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

9.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

9.14 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, the Company has executed this Note as of     .

AT UMBRELLA LLC

By:
Name:
Title:
Address:

ACKNOWLEDGED AND AGREED:

ANDERSEN AGGREGATOR LLC

By:
Name:
Title:
Address: